UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	0-53566	98-0521484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +86 1586 311 1662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 3, 2010, the holders of 70.66% of the outstanding shares of Changda International Holdings, Inc. (the “Company”) acting by written consent in accordance with the provisions of the Nevada Revised Statutes authorized the Company’s board of directors, in its discretion, to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock at any time within one year after the date action was taken by a majority of the stockholders at a ratio of either (i) one-for-two or (ii) one-for-three, as determined at the discretion of the board of directors to be in the best interests of the Company without further approval from the Company’s stockholders and without decreasing the number of the Company’s authorized shares of capital stock (the "Reverse Stock Split").  The Reverse Stock Split will not occur unless the board of directors determines that it is in the best interests of the Company and the stockholders to implement the Reverse Stock Split.

The Company filed a preliminary information statement on Schedule 14C with the Securities and Exchange Commission on June 8, 2010 describing the Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: June 9, 2010	By:	/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer